EXHIBIT 10.56


                                February 5, 1997



Empire Industries, Inc.
501 Daniel Street
Tarboro, North Carolina

            RE: CONSENT AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
Gentlemen:

                  Reference is made to that certain Loan and Security Agreement (as amended, the "Loan Agreement") dated as of May 29, 1996 among Empire Industries, Inc., LaSalle National Bank as collateral agent ("Collateral Agent") for itself ("LaSalle"), BT Commercial Corporation, as a lender ("BTCC") and each other lender now or hereafter a party to the Loan Agreement (LaSalle, BTCC and each such other lender are sometimes collectively referred to as "Lenders"), BTCC as administrative agent for all Lenders ("Administrative Agent") and all other Lenders. Borrower has requested that (i) Collateral Agent, Administrative Agent and Lenders consent to the sale of certain molds listed on Exhibit A hereto (the "Molds") on the terms set forth in a letter agreement between Borrower and American Plastic Equipment, Inc. dated as of January 14, 1997 in the form attached hereto as Exhibit B (the "Letter Agreement") and (ii) Collateral Agent, Administrative Agent and Lenders agree to amend the Loan Agreement in certain respects. Agents and Lenders are willing to do so on the terms and subject to the conditions set forth herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

                  NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Notwithstanding the provisions of Paragraph 12(k) of the Loan Agreement, Agents and Lenders hereby consent to the sale of the Molds on terms and conditions set forth in the Letter Agreement; provided, that (i) all proceeds of the sale of the Molds shall be paid directly to Collateral Agent for application to the Liabilities in accordance with the terms of the Loan Agreement, (ii) all notes and security agreements delivered as part of the purchase price shall be endorsed by Borrower in favor of Collateral Agent and delivered to Collateral Agent as security for the Liabilities, and (iii) all UCC financing statements filed by Borrower with respect to the Molds against the purchaser thereof shall be assigned to Collateral Agent for the benefit of Agents and Lenders.

                  2. The covenant contained in Paragraph 12(r) of the Loan Agreement is hereby waived for Borrower's fiscal year ending December 31, 1996. The covenants contained in Paragraphs 12(o) and 12(p) of the Loan Agreement are hereby suspended for the period from October 1, 1996 through April 30, 1997. Commencing in April, Borrower, Agents and Lenders shall negotiate in good faith to set new covenant levels for Paragraphs 12(o) and 12(p) beginning


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May 1, 1997. In the event that such good faith  negotiations do not result in an agreement of the parties, commencing May 1, 1997 the covenants currently contained in Paragraphs 12(o) and 12(p) shall be reinstated until such time as the parties agree to reset such covenants.

                  3.  The Loan Agreement is hereby further amended as follows:

                  (a) Subparagraph 12(k)(ii) is hereby amended and restated in its entirety, as follows:

                  "(ii) sell lease or dispose of any of its assets other than in the ordinary course of business, provided, that any out of season close-out sales of Inventory involving Inventory with a cost in excess of $100,000, sold below Borrower's cost for such Inventory, shall require the consent of Collateral Agent,"

                  (b) Paragraph 12 of the Loan Agreement is hereby amended to add new subparagraphs (s) and (t), as follows:

                  "(s) As of Sunday of each week, commencing with the week ending January 19, 1997 through the week ending April 13, 1997 (i) the total of Borrower's (x) net sales, plus (y) cash receipts, minus (z) cash disbursements, for the period from January 13, 1996 through such date, divided by (ii) the number of weeks from the week beginning January 13, 1997 through such week, shall not be less than the minimum requirement set forth for such week in the Schedule entitled "Consolidated Cash Flow Covenant" which was included with the thirteen
         (13) week projections delivered by Borrower to Collateral Agent by letter dated February 4, 1997 (the "13 Week Projections") for such week;

                  (t) For each period commencing February 1, 1997 and ending on the last day of each of February, March and April, respectively, of 1997, Borrower's "Operating Income" shall not be less than the Operating Income projected for such periods in the one-year projections delivered by Borrower to Collateral Agent by letter dated February 4, 1997 (the "1 Year Projections") by more than $1,000,000 in the aggregate at any time plus the amount of any losses from out of season close-out sales consented to by Collateral Agent; "Operating Income" being defined as Borrower's Net Income before provision for taxes, plus Interest Expense during such period."

                  (c) Paragraph (1) of Exhibit A to the Loan Agreement is hereby amended and restated in its entirety, as follows:

         "(1) LOAN LIMIT: Each Lender, severally and not jointly, agrees to make its Pro Rata Share of such Loans as Borrower shall request from time to time from the date hereof, subject to the terms and conditions set forth in this Agreement, up to the sum of the following sublimits (the "Loan Limit"):


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                  (a)      Up to  eighty-five  percent  (85%) of the face amount
                           (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in
                           connection    therewith)   of   Borrower's   Eligible
                           Accounts; plus

                  (b) Up to sixty-five percent (65%) of the lower of the cost or market value of Borrower's Eligible Inventory consisting solely of finished goods (other than finished goods which are in transit); plus

                  (c) Up to fifty percent (50%) of the lower of the cost or market value of Borrower's Eligible Inventory consisting solely of finished goods or finished components of goods which are in transit or Five Hundred Thousand Dollars ($500,000), whichever is less; plus

                  (d) Up to (i) for the period from November 15, 1996 through April 30, 1997, sixty percent (60%) and (ii) at all other times fifty percent (50%), of the lower of the costs or market value of Borrower's Eligible Inventory consisting solely of raw materials less than one (1) year old; plus

                  (e) Up to forty percent (40%) of the lower of the cost or market value of Borrower's Eligible Inventory consisting solely of work-in-process or Two Million Dollars ($2,000,000), whichever is less; plus

                  (f) Subject to Paragraph (2) of this Exhibit A, up to fifty percent (50%) against the face amount of commercial Letters of Credit issued by Issuing Bank for the purpose of purchasing Inventory, provided that such commercial Letters of Credit are in form and substance satisfactory to Collateral Agent; plus

                  (g) Subject to Paragraphs (3)(a) and (3)(c) hereof, up to Nine Million One Hundred Thousand Dollars ($9,100,000) with respect to Borrower's Equipment; plus

                  (h) Subject to Paragraphs (3)(b) and (3)(d) hereof, up to Three Million Dollars ($3,000,000) with respect to Borrower's real property located at 501 Daniel Street, Tarboro, North Carolina; plus

                  (i) Subject to Paragraph (3)(f) hereof, up to Eight Million Five Hundred Thousand Dollars ($8,500,000) as a special accommodation with respect to the tax refund owing to Borrower or its Parent; minus

                  (j) Such reserves as Collateral Agent elects, in its reasonable discretion, to establish from time to time, including, without

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                           limitation,  a  reserve  to pay  royalties  or  other
                           licensee fees with respect to patents, trademarks and copyrights licensed by Borrower in connection with the production or sale of Inventory, in the event that Collateral Agent becomes aware that such license fees or royalties are not being paid in a timely fashion or following the occurrence and during the continuance of an Event of Default;

                  provided that the advances at subparagraphs (b), (c), (d), (e) and (f) above shall in no event exceed the aggregate amount of Twenty-Five Million Dollars ($25,000,000); and

                  further   provided,   that  the  aggregate   amount  of  Loans
                  outstanding at any time shall in no event exceed Seventy-Five Million Dollars ($75,000,000) (the "Loan Limit")."

                  (d) Paragraph (3) of Exhibit A to the Loan Agreement is hereby amended and restate subparagraphs (e) and (f) in their entirety, as follows:

                  "(e) The  availability  reductions  set  forth  in  Paragraphs
         (3)(a), (3)(b), (3)(c) and (3)(d) above shall not reduce the Maximum Loan Amount of any Lender or reduce the aggregate Loan Limit of Seventy-Five Million Dollars ($75,000,000) set forth in Paragraph (1) of this Exhibit A.

                  (f) The availability described in Paragraph (1)(i) above shall be automatically curtailed by (i) the amount by which Borrower's or its Parent's tax return prepared by Deloitte & Touche for 1996 evidences a tax refund to be owing to Borrower or Parent of less than Eight Million Five Hundred Thousand Dollars ($8,500,000), (ii) the amount of any proceeds received by Borrower from the refinancing of Borrower's real property located at 501 Daniel Street, Tarboro, North Carolina in excess of the amount of Borrower's then remaining availability pursuant to Paragraph (1)(h) above, and (iii) the amount of the net cash proceeds of any equity contribution received by Borrower or its Parent, on a dollar-for-dollar basis (or such lesser amount as determined by Agents and Lenders in their sole discretion); provided, that if such availability is not reduced to $0 prior to such date as a result of the foregoing, such availability shall be reduced to $0 on the earlier to occur of (x) the date any proceeds of the tax refund are received by Borrower or its Parent and (y) April 30, 1997, and at all times thereafter. The availability reductions described in this Paragraph
         (3)(f) shall not reduce the Maximum Loan Amount of any Lender or reduce the aggregate Loan Limit of Seventy-Five Million Dollars ($75,000,000) set forth in Paragraph (1) of this Exhibit A."

                  (e) Paragraph (6)(a) of Exhibit A is hereby amended and restated in its entirety, as follows:

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                  "(a) Unused Line Fee:  Borrower shall pay to Collateral Agent, for the benefit of Lenders, an unused line fee equal to one-half of one percent (0.50%) per annum, based on a three hundred sixty (360) day year, of the difference between Seventy-Five Million and No/100 Dollars ($75,000,000) and the average daily loan balance plus the average daily outstanding face amount of all Letters of Credit. Such fee shall be fully earned by Lenders and paid to Collateral Agent monthly in arrears on the last Business Day of each month."

                  (f) Paragraph (6) of Exhibit A is hereby amended to add a new subparagraph (d), as follows:

                  "(d) Restructuring Fee: Borrower shall pay to Collateral Agent, for the benefit of Lenders a Restructuring Fee as set forth in that certain Restructuring Fee Letter dated ___________, 1997 between Borrower and Collateral Agent (the "Restructuring Fee Letter")."

                  (g) Paragraph (7) of Exhibit A is hereby amended to amend and restate subparagraph (d) and (e) and to add a new subparagraph (f), as follows:

                  "(d) Within three (3) Business Days of receipt thereof by Collateral Agent, payments to be applied to the Unused Line Fee set forth on Paragraph (6)(a) of this Exhibit A shall be paid to each Lender in proportion to its Pro Rata Share;

                  (e) Within three (3) Business Days of receipt thereof by Collateral Agent, payments to be applied to the Facilities Fee set forth in Paragraph (6)(c) of this Exhibit A shall be paid to the parties, and in the amounts set forth in the Fee Letter; and

                  (f) Within three (3) Business Days of receipt thereof by Collateral Agent, payment to be applied to the Restructuring Fee set forth in Paragraph (6)(d) of this Exhibit A shall be paid to each Lender in proportion to its Pro Rata Share."

                  (h) Each Lender's Maximum Loan Amount is hereby amended to be as follows:

                  LaSalle National Bank                        $22,058,823.53
                  BT Commercial Corporation                    $22,058,823.53
                  Congress Financial Corporation (Central)     $17,647,058.82
                  The CIT Group/Credit Finance, Inc.          $  8,823,529.41
                  FINOVA Capital Corporation                  $  4,411,764.71

                  4. This Amendment shall not become effective until (i) this Amendment is fully executed by all parties hereto, (ii) Borrower executes replacement Secured Promissory Notes in favor of each Lender in an amount equal to each such Lender's new Maximum Loan

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Amount,  and  (iii)  Borrower  pays  to  Collateral  Agent  the  portion  of the
Restructuring   Fee  due  and  owing  upon  execution  hereof  pursuant  to  the
Restructuring Fee Letter.

                  5. Except as expressly consented to and amended hereby, the Loan Agreement and Exhibit A thereto remain unchanged and of full force and effect in accordance with the terms thereof.

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                              LASALLE NATIONAL BANK, as Collateral Agent
                              and Lender


                              By  /s/ Robert Corsentino
                              Its  Senior Vice President


Consented and agreed to this 5th day of February, 1997.

BT COMMERCIAL CORPORATION, as Administrative Agent and a Lender

By  /s/ Philip Isom
Its  Associate

CONGRESS FINANCIAL CORPORATION (CENTRAL), as a
Lender

By  /s/ Brett Mook
Its  Vice President

THE CIT GROUP/CREDIT FINANCE, INC., as a Lender

By  /s/ Terrance Shope
Its  Vice President

FINOVA CAPITAL CORPORATION, as a Lender

By  /s/ Pete Martinez
Its  Vice President

Accepted and agreed to this 5th day of February, 1997.

EMPIRE INDUSTRIES, INC.

By  /s/ Jeffrey Currier
Its  Executive Vice President-Finance





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The undersigned  Guarantor  hereby  acknowledges  that it has read the foregoing amendment and all previous amendments and hereby reaffirms its guaranty of the obligations of Borrower this 5th day of February, 1997.

EMPIRE OF CAROLINA, INC.

By  /s/ Jeffrey Currier
Its  Executive Vice President Finance















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